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                                                             Exhibit 10 (xxxiii)

                         AMERICAN GREETINGS CORPORATION
                         DEFERRED SHARES GRANT AGREEMENT

      American Greetings Corporation, an Ohio corporation (the "Company"), pursuant to the terms and conditions hereof, hereby agrees to issue ____________ Class ___ Common Shares, $1 par value (the "Deferred Shares"), on the first anniversary of the date hereof (the "Issuance Date"), to ___________________ or his estate (the "Grantee").

      1. The Deferred Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company's 1997 Equity and Performance Incentive Plan (the "Plan").

      2. Except as otherwise provided herein if the Grantee voluntarily terminates his employment with the Company, unless such termination is deemed to be a termination by the Company "without cause," the Company will no longer be obligated to issue the Deferred Shares to the Grantee and the Deferred Shares shall be forfeited.

      3. Except as otherwise provided herein, the Grantee will not have the rights of a shareholder of the Company with respect to the Deferred Shares until issued; provided, however, the Company shall pay the Grantee the equivalent of the per share dividend paid on each Class ____ Common Share for each Deferred Share.

      4. Notwithstanding anything to the contrary in this Agreement, the Deferred Shares awarded to the Grantee hereunder shall be immediately issued to the Grantee and a certificate or certificates representing the Deferred Shares shall be delivered to the Grantee or the Grantee's estate, as the case may be, upon (i) the Grantee's death or disability (as defined below), (ii) a Change in Control of the Company (as defined in the Plan), or (iii) the termination "without cause" of the Grantee's employment by the Company. Termination by the Company shall be deemed to be "without cause" unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following:

      The Grantee's:

      (a)   fraud;

      (b)   misappropriation of funds;

      (c) commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

      (d) commission of a crime or act or series of acts involving moral turpitude;

      (e) commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

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      (f)   willful and repeated failure to perform his duties, which failure has not been cured in all substantial respects within fifteen (15) days after the Company gives written notice thereof to the Grantee; or

      (g) material breach of any material provision of any employment agreement with the Company, which breach has not been cured in all substantial respects within ten (10) days after the Company gives written notice thereof to the Grantee.

In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company "without cause" if:

      (a) the Company reduces the Grantee's title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority on the date hereof;

      (b) the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

      (c) the Company reduces the Grantee's annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the executive officers of the Company as a group), or materially reduces his group health, life, disability or other insurance programs (including any such benefits provided to the Grantee's family), his pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes him from any plan, program or arrangement, including but not limited to bonus or incentive plans, in which the other executive officers of the Company are included.

      5. For purposes of this Agreement the Grantee shall be considered "disabled" if the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. All determinations of whether the Grantee is disabled shall be made in accordance with Internal Revenue Code Section 409A ("Section 409A").

      6. Unless specifically permitted by the Compensation and Management Development Committee (the "Committee"), prior to the issuance of the Deferred Shares pursuant to this Agreement the Grantee may not transfer, assign, pledge or hypothecate the right to receive the Deferred Shares, and the right to receive the Deferred Shares may not be transferred or assigned by operation of law, or be subject to execution, attachment or similar process other than by will or the laws of descent and distribution.

      7. On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or common shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Deferred Shares subject to this agreement as it considers appropriate for the protection of the Company and of the Grantee.

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      8.    No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Deferred Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, withholding obligations may be settled with previously owned common shares or Deferred Shares. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee or the Company may retain such number of the Deferred Shares covered by the grant evidenced by this Agreement as shall be equal in value to the amount of the remaining withholding obligation.

      9. The obligations of the Company under this Agreement are unfunded and unsecured. The Grantee shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

      10. Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

      11. The laws of the State of Ohio govern this Agreement, the Plan and the Deferred Shares granted hereunder. If any provision of this Agreement conflicts with any provision in the Plan, the provisions of the Plan shall govern.

      12. The provisions set forth in this Agreement are subject to the restrictions and other requirements of Section 409A and related regulations and rulings. Without limiting the generality of the preceding sentence, such provisions shall be modified and amended, as and where necessary, to bring such provisions into compliance with the requirements set forth in Section 409A and related regulations and rulings. This Agreement shall be interpreted to comply with Section 409A and to the extent any provision of this Agreement is inconsistent with Section 409A, said Section 409A shall control.

      IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the __ day of _____________, 20____.

                                                  AMERICAN GREETINGS CORPORATION

                                                  By ___________________________

The foregoing is hereby accepted.

_________________________________
(Signature)

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